Exhibit 23.1

To the Board of Directors

HCSB Financial Corporation

Loris, South Carolina

We consent to the incorporation by reference in this Registration Statement on Form S-1 of HCSB Financial Corporation of our report dated September 30, 2016, relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Elliott Davis Decosimo, LLC

Columbia, South Carolina

November 7, 2016